SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED MAY 12, 2000
(To Prospectus dated February 8, 2000)


                                  CWABS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                                    Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer


                   Asset-Backed Certificates, Series 2000-2

                                 ------------



The Class BV certificates represent obligations of the trust The Class BV Certificates only and do not represent an interest in or obligation of CWABS, Inc., Countrywide Home Loans, Inc., Countrywide Home Loans Servicing LP or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.


The Class BV Certificates

o This supplement relates to the offering of the Class BV certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class BV certificates. Additional information is contained in the prospectus supplement dated May 12, 2000, prepared in connection with the offering of the offered certificates of the series referenced above and in the prospectus of the depositor dated February 8, 2000. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

o As of March 25, 2003, the class certificate balance of the Class BV certificates was approximately $35,000,000.







Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class BV certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

April 24, 2003

                               THE MORTGAGE POOL

     As of March 1, 2003 (the "Reference Date"), Loan Group 1 included approximately 1,802 Mortgage Loans having an aggregate Stated Principal Balance of approximately $121,937,011, Loan Subgroup 2A included approximately 1,521 Mortgage Loans having an aggregate Stated Principal Balance of approximately $150,936,700, Loan Subgroup 2B included approximately 1,677 Mortgage Loans having an aggregate Stated Principal Balance of approximately $147,814,445, Loan Subgroup 3A included approximately 8 Mortgage Loans having an aggregate Stated Principal Balance of approximately $2,231,666, and Loan Subgroup 3B included approximately 127 Mortgage Loans having an aggregate Stated Principal Balance of approximately $11,546,533.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.

                                                                            As of March 1, 2003
                                                        Loan           Loan          Loan           Loan          Loan
                                                       Group 1       Subgroup      Subgroup         Group       Subgroup
                                                                        2A             2B            3A            3A
Total Number of Mortgage Loans.................         1,802          1,521         1,677            8            127
Delinquent Mortgage Loans and Pending
Foreclosures at Period End(1)
     30-59 days................................          3.83%          4.54%         4.17%         0.00%         3.94%
     60-90 days................................          1.11%          1.05%         1.13%         0.00%         2.36%
     91 days or more (excluding
     pending foreclosures).....................          6.66%          8.02%         7.51%         0.00%        11.81%
                                                        -----          -----         -----         -----         -----
     Total Delinquencies.......................         11.60%         13.61%        12.82%         0.00%        18.11%
                                                        =====          =====         =====         =====         =====
Foreclosures Pending...........................          6.77%         12.03%        10.73%        12.50%         6.30%
                                                        -----          -----         -----         -----         -----
Total Delinquencies and foreclosures
pending........................................         18.37%         25.64%        23.55%        12.50%        24.41%
                                                        =====          =====         =====         =====         =====


--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

     Thirty-one (31) Mortgage Loans in Loan Group 1 have been converted and are, as of the Reference Date, REO loans. Fifty-six (56) Mortgage Loans in Loan Subgroup 2A have been converted and are, as of the Reference Date, REO loans. Fifty-four (54) Mortgage Loans in Loan Subgroup 2B have been converted and are, as of the Reference Date, REO loans. No Mortgage Loans in Loan Subgroup 3A have been converted and are, as of the Reference Date, REO loans. Six (6) Mortgage Loans in Loan Subgroup 3B have been converted and are, as of the Reference Date, REO loans.

     Certain additional information as to Loan Subgroup 2A and Loan Subgroup 2B as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                         SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency and forecloexperience, respectively, on the dates indicated, of B&C quality mortgage loans originated by Countrywide Home Loans, Inc. A B&C quality mortgage loan is characterized as delinquent if the borrower has not paid the monthly payment due within one month of the Due Date. The delinquency foreclosure percentages may be affected by the size and relative lack of seasoning of servicing portfolio because many of such loans were not outstanding long enough to give rise some or all of the periods of delinquency indicated in the chart below. Accordingly, information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the applicable Mortgage Loans, and no assurances can be given the delinquency or foreclosure experience presented in the table below will be indicative of experience on the Mortgage Loans.

     For purposes of the following table:

     o the period of delinquency is based on the number of days payments are contractually past due.

     o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding.

     o the "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as percentage of the total principal balance of mortgage loans outstanding as of the indicated.

     o the "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance mortgage loans outstanding as of the date indicated.

                                                   Delinquency and Foreclosure Experience
                             As of December 31, 2001            As of December 31, 2002                As of March 31, 2003
                             -----------------------            -----------------------                --------------------
Total Portfolio..........  $9,081,242,926.99  100.00%         $10,499,524,957.75  100.00%           $12,051,227,600.40  100.00%
Delinquency
percentage
     30-59 days..........    $806,843,594.55    8.88%            $776,262,182.66    7.39%              $759,579,662.19    6.30%
     60-89 days..........     255,443,513.99    2.81%            $272,447,833.46    2.59%              $242,823,173,75    2.01%
     90+ days............      103,605,79149    1.14%            $112,192,108.56    1.07%               $71,249,693.96    0.59%
         Total...........  $1,165,892,900.03   12.84%          $1,160,902,124.68   11.06%            $1,073,652,529.90    8.91%
                          =======================================================================================================
Foreclosure Rate.........    $356,652,093.38    3.93%            $277,872,737.06    2.65%              $301,445,696.31    2.50%
Bankruptcy Rate .........    $232,679,880.26    2.56%            $293,013,840.50    2.79%              $293,088,674.42    2.43%
                          =======================================================================================================

     Historically a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on B&C quality mortgage loans. There can be no assurance that factors beyond Countrywide Home Loans, Inc.'s or Countrywide Home Loans Servicing LP's control, such as national or local economic conditions or a downturn in the real estate markets of Countrywide Home Loans, Inc.'s lending areas, will not result in increased delinquencies and foreclosure losses in the future.

                       DESCRIPTION OF THE CLASS BV CERTIFICATES

     The Class BV Certificates will be entitled to receive interest as described in the Prospectus Supplement under "Description of the Certificates
- Distributions - Distributions of Interest." The Class BV Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates - Distributions - Distributions of Principal."

     As of March 25, 2003 (the "Certificate Date"), the Class Certificate Balance of the Class BV Certificates was approximately $35,000,000 evidencing a beneficial ownership interest of approximately 8.49% in the Trust Fund. As of the Certificate Date, the Group 1 Class A Certificates and the Adjustable Rate Class A Certificates had aggregate principal balances of approximately $88,937,011 and $148,676,157, respectively and evidenced in the aggregate a beneficial ownership interest of approximately 21.56% and 36.04%, respectively in the Trust Fund. As of the Certificate Date, the Subordinated Offered Group 1 Certificates had an aggregate principal balance of $27,000,000,000 and evidenced in the aggregate a beneficial ownership interest of approximately 6.55% in the Trust Fund. As of the Certificate Date, the Subordinated Offered Group 2 Certificates and the Subordinated Offered Group 3 Certificates had an aggregate principal balance of $147,869,520 and evidenced in the aggregate a beneficial ownership interest of approximately 35.85% in the Trust Fund. For additional information with respect to the Class BV Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The March 2003 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

     Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Structuring Assumptions"): (i) the Mortgage Loans prepay at the indicated percentage of the related Prepayment Model; (ii) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Reference Date; (iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting payment by Mortgagors of principal of and interest on the Mortgage Loans occur; (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Reference Date and prepayments represent payment in full of individual Mortgage Loans and are received on the last day of each month commencing with the month following the Reference Date, and include 30 days' interest thereon; (v) the level of the six-month LIBOR Mortgage Index remains constant at 1.32% per annum, the level of one-year CMT remains constant at 1.34% per annum and the level of One-Month LIBOR remains constant at 1.32% per annum; (vi) the Pass-Through Margin for the Offered Adjustable Rate Certificates remains constant at the rates applicable prior to the related Optional Termination Date and the Pass-Through Margin for the Offered Adjustable Rate Certificates is adjusted accordingly on any Distribution Date following the Optional Termination Date; (vii) the Closing Date for the sale of the Class BV Certificates is April 29, 2003; (viii) the Mortgage Rate for each Adjustable Rate Mortgage Loan is adjusted on its next Mortgage Rate Adjustment Date (and on subsequent Mortgage Rate Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the applicable Mortgage Index and (b) the respective Gross Margin (such sum being subject to the applicable periodic adjustment caps and floors); (ix) a Servicing Fee Rate of 0.50% for each Loan Group; and (x) except as indicated with respect to weighted average lives, no optional termination is exercised with respect to either Loan Group as described in the Prospectus Supplement under the headings "Description of Certificates --Optional Termination".

     Prepayments on mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Supplement ("Prepayment Models") are based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans in each Loan Group. For the Fixed Rate Mortgage Loans, the Prepayment Model used in this Supplement (the "Prepayment Vector" or "PV") is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. For example, a 23% Prepayment Vector assumes prepayment rates of 2.3% per annum of the then outstanding principal balance of the Fixed Rate Mortgage Loans in the first month of the life of such Mortgage Loans and an additional 2.3% per annum (i.e. 1/10 of the final per annum rate) in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of such Fixed Rate Mortgage Loans, a 23% Prepayment Vector assumes a constant prepayment rate of 23% per annum. The other percentages of the Prepayment Vector identified herein assume that the Fixed Rate Mortgage Loans will prepay at rates which start and increase in a similar manner (i.e. 1/10 of the final per annum rate) until they reach such respective percentages of constant rates of prepayment per annum. For the Adjustable Rate Mortgage Loans, the Prepayment Model used in this Supplement ("Constant Prepayment Rate" or "CPR") is a prepayment assumption which represents a constant assumed rate of prepayment each month relative of the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 30% CPR assumes a constant prepayment rate of 30% per annum.

     There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of the Prepayment Model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rate borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease.

                YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

     The following table indicates the percentage of the Certificate Date Class Certificate Balance of the Class BV Certificates that would be outstanding after each of the dates shown at various constant percentages of Prepayment Model and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Model or at any constant percentage.

                                         Percent of Class Certificate
                                             Balance Outstanding

Group 2 Mortgage Loans (CPR)   0%     15%        22%      30%          37%     45%          52%           60%
                               --     ---        ---      ---          ---     ---          ---           ---

Payment Date
------------

Initial Percentage            100     100        100      100          100     100          100           100
April 25, 2004                100      50         45       40           36      30           24            17
April 25, 2005                100      42         35       26           18      10            4             0
April 25, 2006                 96      35         24       13            6       0            0             0
April 25, 2007                 88      28         16        5            0       0            0             0
April 25, 2008                 78      21          9        0            0       0            0             0
April 25, 2009                 68      16          3        0            0       0            0             0
April 25, 2010                 56      11          0        0            0       0            0             0
April 25, 2011                 54       7          0        0            0       0            0             0
April 25, 2012                 53       3          0        0            0       0            0             0
April 25, 2013                 52       *          0        0            0       0            0             0
April 25, 2014                 51       0          0        0            0       0            0             0
April 25, 2015                 50       0          0        0            0       0            0             0
April 25, 2016                 48       0          0        0            0       0            0             0
April 25, 2017                 46       0          0        0            0       0            0             0
April 25, 2018                 45       0          0        0            0       0            0             0
April 25, 2019                 42       0          0        0            0       0            0             0
April 25, 2020                 40       0          0        0            0       0            0             0
April 25, 2021                 38       0          0        0            0       0            0             0
April 25, 2022                 35       0          0        0            0       0            0             0
April 25, 2023                 31       0          0        0            0       0            0             0
April 25, 2024                 27       0          0        0            0       0            0             0
April 25, 2025                 21       0          0        0            0       0            0             0
April 25, 2026                 15       0          0        0            0       0            0             0
April 25, 2027                  9       0          0        0            0       0            0             0
April 25, 2028                  2       0          0        0            0       0            0             0
April 25, 2029                  0       0          0        0            0       0            0             0
Weighted Average Life in
years (1)                    13.0     2.6        1.8      1.3          1.0     0.8          0.6           0.5
Weighted Average Life in
years (1)(2)                 12.9     2.4        1.6      1.1          0.9     0.7          0.6           0.5

          ------------------------------------------
          (1)  Determined as specified in the Prospectus Supplement.
          (2)  To the related Optional Termination Date.
          *    Greater than 0 but less than 0.5%.


                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     Prospective investors should consider carefully the income tax consequences of an investment in the Class BV Certificates discussed under the section titled "Certain U.S. Federal Income Tax Documentation Requirements" in Annex I of the Prospectus Supplement and under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and should consult their tax advisors with respect to those consequences.

                            ERISA CONSIDERATIONS

     Prospective purchasers of the Class BV Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class BV

Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan (a "Plan Investor") only if the potential investor delivers the opinion of counsel described in "ERISA Considerations" in the Prospectus Supplement, or is an insurance company investing plan assets held in its general account in circumstances that satisfy the requirements of Sections I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60. Each investor that does not deliver the opinion of counsel described in the Prospectus Supplement will be deemed to represent that it is not a Plan Investor or that it is investing assets held in an insurance company general account, and that its acquisition and holding of the Class BV Certificate satisfy the conditions for relief under Sections I and III of PTCE 95-60.

                                    RATINGS

     The Class BV Certificates are currently rated "BBB" by Fitch, Inc. and "Baa2" by Moody's Investors Services, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class BV Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                  EXHIBIT 1

=====================================================================================

                                     Loan Group 2
                                   Loan Subgroup 2A

     Summary of Loans in Loan Subgroup 2A                              Range
     (As of Reference Date)                                            -----

     Total Number of Loans                            1,521
     Total Outstanding Loan Balance            $150,936,700
     Average Loan Balance                           $99,235     $11,000  to  $773,552
     WA Mortgage Rate                               10.069%      6.500%  to  19.375%
     Net WAC                                         9.560%      5.991%  to  18.866%
     ARM Characteristics
          WA Gross Margin                            6.475%      3.625%  to  9.875%
          WA Months to First Roll                         2           1  to  6
          WA First Periodic Cap                      1.844%      1.000%  to  3.000%
          WA Subsequent Periodic Cap                 1.391%      1.000%  to  3.000%
          WA Lifetime Cap                           16.911%     11.950%  to  26.375%
          WA Lifetime Floor                         10.023%      5.480%  to  19.375%
     WA Original Term (months)                          360         180  to  360
     WA Remaining Term (months)                         325         143  to  327
     WA LTV                                          77.83%      11.69%  to  95.00%

     WA FICO                                           582

     Percentage of Pool with Prepayment
       Penalties at Loan Orig                        86.20%
     Percentage of Pool Secured by: 1st Liens       100.00%




Top 5 States:     Top 5 Prop:     Doc Types:           Purpose Codes      Occ Codes        Grades         Orig PP Term
-------------     -----------     ----------           -------------      ---------        ------         ------------
CA: 17.04%        SFR: 85.83%     FULL DOC: 75.94%     RFCO: 57.20%       OOC: 95.41%      A: 33.96%      0: 13.80%
MI: 9.38%         PUD: 6.33%      STATED: 19.98%       PURCH: 32.20%      NOO: 3.58%       A-: 24.56%     6: 0.04%
TX: 6.16%         CONDO: 2.53%    SIMPLE: 4.07%        REFI: 10.61%       2ND: 1.01%       B: 22.95%      12: 0.55%
FL: 5.87%2        FAM: 2.30%                                                               C: 14.61%      24: 48.41%
TN: 4.32%         MANUF: 2.27%                                                             C-: 2.35%      34: 0.09%
                                                                                           D: 1.56%       36: 27.23%
                                                                                                          60: 9.87%


=====================================================================================

==============================================================================
                                 Loan Group 2
                               Loan Subgroup 2A

Loan Programs

                                                                % Of Aggregate
Description          Number of Loans     Principal Balance   Principal Balance
------------------------------------------------------------------------------
6MO LIBOR                      1,521          $150,936,700               100.00
------------------------------------------------------------------------------
                               1,521          $150,936,700              100.00


Principal Balances

Range of Principal                                                              % Of Aggregate
Balances($)                  Number of Loans           Principal Balance     Principal Balance
----------------------------------------------------------------------------------------------
$       0.01 to $25,000                   58                 $1,190,821                   0.79
$  25,000.01 to $50,000                  315                $12,188,438                   8.08
$  50,000.01 to $75,000                  374                $23,088,283                  15.30
$ 75,000.01 to $100,000                  274                $23,637,938                  15.66
$100,000.01 to $150,000                  262                $31,544,475                  20.90
$150,000.01 to $200,000                  104                $17,763,668                  11.77
$200,000.01 to $250,000                   40                 $8,871,084                   5.88
$250,000.01 to $300,000                   39                $10,747,000                   7.12
$300,000.01 to $350,000                   26                 $8,441,935                   5.59
$350,000.01 to $400,000                   11                 $4,126,845                   2.73
$400,000.01 to $450,000                    7                 $3,025,869                   2.00
$450,000.01 to $500,000                    5                 $2,425,957                   1.61
$500,000.01 to $550,000                    1                   $515,214                   0.34
$550,000.01 to $600,000                    1                   $570,349                   0.38
$600,000.01 to $650,000                    1                   $617,559                   0.41
$650,000.01 to $700,000                    1                   $661,994                   0.44
$700,000.01 to $750,000                    1                   $745,718                   0.49
$750,000.01 to $800,000                    1                   $773,552                   0.51
----------------------------------------------------------------------------------------------
                                       1,521               $150,936,700                 100.00









==============================================================================



==============================================================================
                                 Loan Group 2
                               Loan Subgroup 2A

Mortgage Rates

Range of Mortgage                                                               % Of Aggregate
Rates(%)                     Number of Loans           Principal Balance     Principal Balance
----------------------------------------------------------------------------------------------
 6.001 - 6.500                             2                    $136,858                  0.09
 6.501 - 7.000                             1                    $476,301                  0.32
 7.001 - 7.500                             3                    $197,590                  0.13
 7.501 - 8.000                            34                  $4,846,259                  3.21
 8.001 - 8.500                            73                  $9,827,728                  6.51
 8.501 - 9.000                           150                 $18,404,358                 12.19
 9.001 - 9.500                           170                 $19,074,634                 12.64
 9.501 - 10.000                          281                 $31,767,992                 21.05
10.001 - 10.500                          222                 $21,656,762                 14.35
10.501 - 11.000                          208                 $19,254,468                 12.76
11.001 - 11.500                          105                  $7,773,277                  5.15
11.501 - 12.000                           77                  $5,811,074                  3.85
12.001 - 12.500                           47                  $3,037,662                  2.01
12.501 - 13.000                           46                  $2,652,159                  1.76
13.001 - 13.500                           39                  $2,977,753                  1.97
13.501 - 14.000                           24                  $1,388,338                  0.92
14.001 - 14.500                           18                    $937,345                  0.62
14.501 - 15.000                           11                    $377,783                  0.25
15.001 - 15.500                            4                    $133,434                  0.09
15.501 - 16.000                            1                     $11,000                  0.01
16.001 - 16.500                            2                     $72,497                  0.05
16.501 - 17.000                            1                     $56,319                  0.04
18.001 - 18.500                            1                     $50,963                  0.03
19.001 - 19.500                            1                     $14,146                  0.01
----------------------------------------------------------------------------------------------
                                       1,521                $150,936,700                100.00


Months Remaining to Maturity


Months Remaining to                                              % of Aggregate
Maturity                Number of Loans   Principal Balance   Principal Balance
-------------------------------------------------------------------------------
121 - 180                             4           $172,073                 0.11
301 - 360                         1,517       $150,764,627                99.89
-------------------------------------------------------------------------------
                                  1,521       $150,936,700               100.00





==============================================================================

==============================================================================
                                 Loan Group 2
                               Loan Subgroup 2A

Loan-to-Value Ratios

                                                                  % Of Aggregate
Range of LTVs(%)      Number of Loans    Principal Balance     Principal Balance
--------------------------------------------------------------------------------
50.00 or Less                      58          $3,299,870                   2.19
50.01-55.00                        19          $1,165,783                   0.77
55.01-60.00                        37          $3,189,605                   2.11
60.01-65.00                        97          $7,708,133                   5.11
65.01-70.00                       198         $17,376,076                  11.51
70.01-75.00                       269         $26,251,683                  17.39
75.01-80.00                       392         $41,414,041                  27.44
80.01-85.00                       224         $25,726,391                  17.04
85.01-90.00                       207         $22,475,768                  14.89
90.01-95.00                        20          $2,329,349                   1.54
--------------------------------------------------------------------------------
                                1,521        $150,936,700                 100.00







Geographic Distribution

                                                                  % Of Aggregate
State                 Number of Loans    Principal Balance     Principal Balance
--------------------------------------------------------------------------------

AK                                  2            $238,715                   0.16
AZ                                 34          $4,078,361                   2.70
AR                                 18          $1,829,900                   1.21
CA                                140         $25,716,669                  17.04
CO                                 41          $4,923,351                   3.26
CT                                 13          $2,224,229                   1.47
DE                                  1             $87,725                   0.06
DC                                  3            $198,357                   0.13
FL                                 98          $8,853,805                   5.87
GA                                 24          $2,629,743                   1.74
HI                                  3            $244,802                   0.16
ID                                 16          $1,852,871                   1.23
IL                                 59          $5,273,402                   3.49
IN                                 57          $3,573,585                   2.37
IA                                  9            $347,348                   0.23
KS                                 14            $950,720                   0.63
KY                                 23          $1,955,767                   1.30

==============================================================================

==============================================================================

                                 Loan Group 2
                               Loan Subgroup 2A

Geographic Distribution

                                                                  % Of Aggregate
State                 Number of Loans    Principal Balance     Principal Balance
--------------------------------------------------------------------------------

LA                          18                 $1,558,951             1.03
MD                          12                   $934,248             0.62
MA                          12                 $2,604,658             1.73
MI                         200                $14,161,585             9.38
MN                          20                 $2,550,078             1.69
MS                          11                   $731,286             0.48
MO                          41                 $3,128,813             2.07
MT                           5                   $378,148             0.25
NE                           3                   $147,046             0.10
NV                          18                 $2,228,762             1.48
NH                           5                   $548,559             0.36
NJ                          18                 $2,768,525             1.83
NM                          17                 $1,578,287             1.05
NY                          28                 $3,216,252             2.13
NC                          67                 $4,701,359             3.11
OH                          77                 $5,745,243             3.81
OK                          32                 $1,831,692             1.21
OR                          22                 $2,020,672             1.34
PA                          41                 $3,020,754             2.00
RI                           2                   $262,082             0.17
SC                          19                 $1,581,887             1.05
TN                          59                 $6,515,634             4.32
TX                         102                 $9,292,660             6.16
UT                          21                 $2,845,617             1.89
VT                           1                    $66,750             0.04
VA                          21                 $1,704,764             1.13
WA                          46                 $6,293,422             4.17
WV                           9                   $617,057             0.41
WI                          38                 $2,865,306             1.90
WY                           1                    $57,253             0.04
===============================================================================
                         1,521               $150,936,700           100.00


==============================================================================

==============================================================================

                                 Loan Group 2
                               Loan Subgroup 2A

FICO Ranges

                                                             % Of Aggregate
 FICO Range       Number of Loans     Principal Balance    Principal Balance
----------------------------------------------------------------------------

781 - 800                  1              $166,675                 0.11
761 - 780                  2              $164,053                 0.11
741 - 760                  2              $364,578                 0.24
721 - 740                  3              $173,396                 0.11
701 - 720                 11              $766,759                 0.51
681 - 700                 15            $2,140,274                 1.42
661 - 680                 62            $7,344,404                 4.87
641 - 660                 92            $8,760,539                 5.80
621 - 640                134           $14,324,985                 9.49
601 - 620                195           $19,507,088                12.92
581 - 600                191           $19,740,485                13.08
561 - 580                218           $22,833,918                15.13
541 - 560                198           $20,348,899                13.48
521 - 540                178           $16,483,881                10.92
501 - 520                125           $10,354,074                 6.86
500 or Less               73            $5,982,011                 3.96
NOT SCORED                21            $1,480,682                 0.98
============================================================================
                       1,521          $150,936,700               100.00


Property Type

                                                                             % Of Aggregate
Description                    Number of Loans        Principal Balance    Principal Balance
--------------------------------------------------------------------------------------------

SINGLE FAMILY RESIDENCE              1,305               $129,547,959            85.83
PLANNED UNIT DEVELOPMENT                65                 $9,557,925             6.33
LOW RISE CONDOMINIUM                    49                 $3,822,368             2.53
TWO FAMILY RESIDENCE                    40                 $3,467,433             2.30
MANUFACTURED HOUSING                    53                 $3,432,358             2.27
THREE FAMILY RESIDENCE                   5                   $580,720             0.38
FOUR FAMILY RESIDENCE                    3                   $484,925             0.32
HIGH RISE CONDOMINIUM                    1                    $43,012             0.03
============================================================================================

                                     1,521               $150,936,700           100.00

==============================================================================

==============================================================================

                                 Loan Group 2
                               Loan Subgroup 2A

Loan Purpose

                                                                                    % Of Aggregate
Description                 Number of Loans             Principal Balance        Principal Balance
--------------------------------------------------------------------------------------------------

REFINANCE - CASH-OUT               892                     $86,331,563                  57.20
PURCHASE                           460                     $48,598,102                  32.20
REFINANCE - RATE/TERM              169                     $16,007,035                  10.61
==================================================================================================
                                 1,521                    $150,936,700                 100.00



Occupancy

                                                                                    % Of Aggregate
Occupancy Type              Number of Loans             Principal Balance        Principal Balance
--------------------------------------------------------------------------------------------------

PRIMARY RESIDENCE                1,412                    $144,004,962                  95.41
INVESTMENT PROPERTY                 99                      $5,404,488                   3.58
SECOND HOME                         10                      $1,527,250                   1.01
==================================================================================================
                                 1,521                    $150,936,700                 100.00


Document Type

                                                                                    % Of Aggregate
Document Type               Number of Loans             Principal Balance        Principal Balance
--------------------------------------------------------------------------------------------------

FULL DOC                         1,158                    $114,628,209                  75.94
STATED                             313                     $30,161,806                  19.98
SIMPLE                              50                      $6,146,685                   4.07
==================================================================================================
                                 1,521                    $150,936,700                 100.00


Gross Margin

Range of Gross                                                                      % Of Aggregate
Margins (%)                 Number of Loans             Principal Balance        Principal Balance
--------------------------------------------------------------------------------------------------

3.001 -  4.000                        4                        $403,825                   0.27
4.001 -  5.000                       39                      $4,342,901                   2.88
5.001 -  6.000                      375                     $39,345,095                  26.07
6.001 -  7.000                      776                     $77,420,267                  51.29
7.001 -  8.000                      304                     $27,014,953                  17.90
8.001 -  9.000                       19                      $2,171,225                   1.44
9.001 - 10.000                        4                        $238,434                   0.16
==================================================================================================
                                  1,521                    $150,936,700                 100.00

==============================================================================

==============================================================================

                                 Loan Group 2
                               Loan Subgroup 2A

Next Rate Adjustment Date

Next                                                                                % Of Aggregate
Rate Adjustment Date        Number of Loans             Principal Balance        Principal Balance
--------------------------------------------------------------------------------------------------

04/03                               451                     $45,251,381                  29.98
05/03                               456                     $47,049,556                  31.17
06/03                               363                     $35,181,058                  23.31
07/03                                51                      $4,169,977                   2.76
08/03                                46                      $4,336,948                   2.87
09/03                               154                     $14,947,780                   9.90
==================================================================================================
                                  1,521                    $150,936,700                 100.00


Range of Months to Roll

                                                                                    % Of Aggregate
Month Number Range          Number of Loans             Principal Balance        Principal Balance
--------------------------------------------------------------------------------------------------

0-6                               1,521                    $150,936,700                 100.00
==================================================================================================
                                  1,521                    $150,936,700                 100.00


==============================================================================

==============================================================================

                                 Loan Group 2
                               Loan Subgroup 2A

Lifetime Rate Cap


Range of Lifetime                                                                   % Of Aggregate
Rate Caps (%)               Number of Loans             Principal Balance        Principal Balance
--------------------------------------------------------------------------------------------------

11.501 - 12.000                       2                        $458,762                   0.30
12.001 - 12.500                       2                        $365,764                   0.24
12.501 - 13.000                       2                        $540,372                   0.36
13.001 - 13.500                       1                         $31,979                   0.02
13.501 - 14.000                       3                        $236,761                   0.16
14.001 - 14.500                      14                      $1,613,518                   1.07
14.501 - 15.000                      41                      $6,139,099                   4.07
15.001 - 15.500                      78                     $10,243,047                   6.79
15.501 - 16.000                     179                     $21,140,996                  14.01
16.001 - 16.500                     181                     $19,587,162                  12.98
16.501 - 17.000                     274                     $31,278,253                  20.72
17.000 - 17.500                     209                     $19,425,582                  12.87
17.501 - 18.000                     180                     $16,953,831                  11.23
18.001 - 18.500                     100                      $7,104,045                   4.71
18.501 - 19.000                      66                      $4,741,643                   3.14
19.001 - 19.500                      46                      $2,910,165                   1.93
19.501 - 20.000                      44                      $2,298,132                   1.52
20.001+                              99                      $5,867,589                   3.89
==================================================================================================
                                  1,521                    $150,936,700                 100.00


Initial Periodic Rate Cap

Initial Periodic Rate                                                               % Of Aggregate
Cap  (%)                    Number of Loans             Principal Balance        Principal Balance
--------------------------------------------------------------------------------------------------

1.000                                30                      $3,719,824                   2.46
1.500                             1,137                    $110,791,549                  73.40
2.000                                 4                        $853,278                   0.57
3.000                               350                     $35,572,048                  23.57
==================================================================================================
                                  1,521                    $150,936,700                 100.00


==============================================================================

==============================================================================

                                 Loan Group 2
                               Loan Subgroup 2A


Subsequent Periodic Rate Cap


Subsequent Periodic                                                                 % Of Aggregate
Rate Cap  (%)               Number of Loans             Principal Balance        Principal Balance
--------------------------------------------------------------------------------------------------

1.000                               349                     $34,386,976                  22.78
1.500                             1,170                    $115,783,097                  76.71
2.000                                 1                        $470,369                   0.31
3.000                                 1                        $296,258                   0.20
==================================================================================================
                                  1,521                    $150,936,700                 100.00


Lifetime Rate Floor


Range of Lifetime Rate                                                              % Of Aggregate
Floors (%)                  Number of Loans             Principal Balance        Principal Balance
--------------------------------------------------------------------------------------------------

5.001 - 6.000                         4                        $824,131                   0.55
6.001 - 7.000                        19                      $1,887,895                   1.25
7.001 - 8.000                        37                      $5,335,037                   3.53
8.001 - 9.000                       213                     $27,236,865                  18.05
9.001 - 10.000                      441                     $49,361,596                  32.70
10.001- 11.000                      429                     $40,870,804                  27.08
11.001- 12.000                      183                     $13,679,042                   9.06
12.001- 13.000                       93                      $5,721,752                   3.79
13.001- 14.000                       63                      $4,366,091                   2.89
14.001- 15.000                       29                      $1,315,128                   0.87
15.001- 16.000                        5                        $144,434                   0.10
16.001- 17.000                        3                        $128,816                   0.09
18.001- 19.000                        1                         $50,963                   0.03
19.001- 20.000                        1                         $14,146                   0.01
==================================================================================================
                                  1,521                    $150,936,700                 100.00


==============================================================================

==============================================================================

                                 Loan Group 2
                               Loan Subgroup 2B


Summary of Loans in Loan Subgroup 2B                                                 Range
(As of Reference Date)


Total Number of Loans                                             1,677
Total Outstanding Loan Balance                             $147,814,445
Average Loan Balance                                            $88,142          $6,661  to $492,557
WA Mortgage Rate                                                10.031%           6.000% to 15.520%
Net WAC                                                          9.522%           5.491% to 15.011%
ARM Characteristics
   WA Gross Margin                                               6.487%           2.750% to 10.000%
   WA Months to First Roll                                           3                1  to 6
   WA First Periodic Cap                                         1.897%           1.000% to 3.000%
   WA Subsequent Periodic Cap                                    1.356%           1.000% to 2.000%
   WA Lifetime Cap                                              16.850%          11.925% to 21.625%
   WA Lifetime Floor                                             9.965%           5.625% to 15.520%
WA Original Term (months)                                          360              180  to 360
WA Remaining Term (months)                                         325              140  to 327
WA LTV                                                           78.63%           17.05% to 95.00%

WA FICO                                                            582

Percentage of Pool with Prepayment Penalties at Loan Orig        85.49%
Percentage of Pool Secured by: 1st Liens                        100.00%





Top 5 States:          Top 5 Prop:         Doc Types:           Purpose Codes       Occ Codes      Grades       Orig PP Term
------------           -----------         ----------           -------------       ---------      ------       ------------

CA: 14.38%             SFR: 81.58%         FULL DOC: 77.07%     RFCO: 51.13%        OOC: 94.68%    A:31.67%     0: 14.51%
TX: 7.61%              PUD: 8.23%          STATED: 19.72%       PURCH: 36.13%       NOO: 4.53%     A-:24.92%    6: 0.07%
FL: 7.48%              CONDO: 3.08%        SIMPLE: 3.21%        REFI: 12.74%        2ND: 0.79%     B: 25.65%    12: 1.12%
OH: 6.61%              MANUF: 2.94%                                                                C: 15.97%    13: 0.04%
WA: 4.53%              2 FAM: 2.69%                                                                C-: 0.88%    20: 0.13%
                                                                                                   D: 0.91%     24: 48.39%
                                                                                                                36: 22.32%
                                                                                                                60: 13.43%


==============================================================================

==============================================================================


                                 Loan Group 2
                               Loan Subgroup 2B


Loan Programs


                                                                                    % Of Aggregate
Description                 Number of Loans             Principal Balance        Principal Balance
--------------------------------------------------------------------------------------------------

6MO LIBOR                         1,677                    $147,814,445                 100.00
==================================================================================================
                                  1,677                    $147,814,445                 100.00



Principal Balances


Range of Principal                                                                  % Of Aggregate
Balances ($)                Number of Loans             Principal Balance        Principal Balance
--------------------------------------------------------------------------------------------------
$     0.01 to $25,000                47                        $961,663                   0.65
$25,000.01 to $50,000               333                     $13,119,208                   8.88
$50,000.01 to $75,000               453                     $28,158,798                  19.05
$75,000.01 to $100,000              314                     $27,461,332                  18.58
$100,000.01 to $150,000             336                     $40,923,797                  27.69
$150,000.01 to $200,000             130                     $22,341,040                  15.11
$200,000.01 to $250,000              57                     $12,708,606                   8.60
$250,000.01 to $300,000               5                      $1,298,073                   0.88
$300,000.01 to $350,000               1                        $349,372                   0.24
$450,000.01 to $500,000               1                        $492,557                   0.33
==================================================================================================
                                  1,677                    $147,814,445                 100.00


==============================================================================

==============================================================================



                                 Loan Group 2
                               Loan Subgroup 2B


Mortgage Rates

Range of Mortgage                                                                   % Of Aggregate
Rates (%)                   Number of Loans             Principal Balance        Principal Balance
--------------------------------------------------------------------------------------------------
5.501 - 6.000                         1                         $91,789                   0.06
6.501 - 7.000                         2                        $261,631                   0.18
7.001 - 7.500                        15                      $2,194,362                   1.48
7.501 - 8.000                        29                      $3,165,680                   2.14
8.001 - 8.500                        66                      $7,578,742                   5.13
8.501 - 9.000                       142                     $15,554,362                  10.52
9.001 - 9.500                       199                     $20,645,933                  13.97
9.501 - 10.000                      329                     $30,966,911                  20.95
10.001 - 10.500                     268                     $21,742,214                  14.71
10.501 - 11.000                     279                     $21,820,342                  14.76
11.001 - 11.500                     139                     $10,164,020                   6.88
11.501 - 12.000                      96                      $6,674,589                   4.52
12.001 - 12.500                      58                      $3,957,918                   2.68
12.501 - 13.000                      32                      $1,934,155                   1.31
13.001 - 13.500                       8                        $563,256                   0.38
13.501 - 14.000                       6                        $181,830                   0.12
14.001 - 14.500                       3                        $105,701                   0.07
14.501 - 15.000                       2                         $77,957                   0.05
15.001 - 15.500                       2                        $102,042                   0.07
15.501 - 16.000                       1                         $31,012                   0.02
==============================================================================================
                                  1,677                    $147,814,445                 100.00


Months Remaining to Maturity


Months Remaining to                                                                 % of Aggregate
Maturity                    Number of Loans             Principal Balance        Principal Balance
--------------------------------------------------------------------------------------------------

121 - 180                             6                        $252,811                   0.17
181 - 300                             1                        $149,592                   0.10
301 - 360                         1,670                    $147,412,042                  99.73
==================================================================================================
                                  1,677                    $147,814,445                 100.00


==============================================================================

==============================================================================

                                 Loan Group 2
                               Loan Subgroup 2B


Loan-to-Value Ratios


                                                                                    % Of Aggregate
Range of LTVs(%)            Number of Loans             Principal Balance        Principal Balance
--------------------------------------------------------------------------------------------------

50.00 or Less                        37                      $2,011,155                   1.36
50.01-55.00                          22                      $1,613,543                   1.09
55.01-60.00                          54                      $3,914,039                   2.65
60.01-65.00                          90                      $7,559,962                   5.11
65.01-70.00                         182                     $13,935,417                   9.43
70.01-75.00                         273                     $22,889,267                  15.49
75.01-80.00                         456                     $41,006,617                  27.74
80.01-85.00                         284                     $27,349,173                  18.50
85.01-90.00                         243                     $24,333,100                  16.46
90.01-95.00                          36                      $3,202,172                   2.17
==================================================================================================
                                  1,677                    $147,814,445                 100.00


Geographic Distribution


                                                                                    % Of Aggregate
State                       Number of Loans             Principal Balance        Principal Balance
--------------------------------------------------------------------------------------------------

AL                                    2                        $105,982                   0.07
AK                                    1                        $102,894                   0.07
AZ                                   50                      $5,785,468                   3.91
AR                                   11                        $574,300                   0.39
CA                                  159                     $21,248,511                  14.38
CO                                    7                        $597,536                   0.40
CT                                   17                      $1,479,602                   1.00
DE                                    2                        $230,535                   0.16
DC                                    1                         $83,076                   0.06
FL                                  132                     $11,057,244                   7.48
GA                                   33                      $3,484,607                   2.36
HI                                    5                        $542,341                   0.37
ID                                   17                      $1,472,100                   1.00
IL                                   61                      $5,655,396                   3.83
IN                                   74                      $5,369,435                   3.63
IA                                    8                        $620,840                   0.42
KS                                   17                      $1,012,251                   0.68
KY                                   38                      $3,456,568                   2.34
LA                                   38                      $2,808,999                   1.90
ME                                    4                        $419,591                   0.28
MD                                    8                        $792,018                   0.54
MA                                   11                      $1,381,744                   0.93
MI                                   51                      $3,333,362                   2.26
==============================================================================================


==============================================================================

==============================================================================



                                 Loan Group 2
                               Loan Subgroup 2B


Geographic Distribution


                                                                                    % Of Aggregate
State                       Number of Loans             Principal Balance        Principal Balance
--------------------------------------------------------------------------------------------------
MN                                    4                        $417,047                   0.28
MS                                   12                        $811,938                   0.55
MO                                   56                      $3,958,048                   2.68
MT                                    7                        $741,738                   0.50
NE                                    4                        $400,386                   0.27
NV                                   24                      $2,791,329                   1.89
NH                                    2                        $174,488                   0.12
NJ                                   29                      $2,904,642                   1.97
NM                                   20                      $1,793,090                   1.21
NY                                   33                      $2,962,924                   2.00
NC                                   80                      $5,840,067                   3.95
ND                                    1                         $67,975                   0.05
OH                                  121                      $9,770,572                   6.61
OK                                   29                      $1,599,316                   1.08
OR                                   29                      $3,269,979                   2.21
PA                                   50                      $3,304,921                   2.24
RI                                    2                        $127,402                   0.09
SC                                   35                      $2,470,790                   1.67
TN                                   77                      $6,006,777                   4.06
TX                                  151                     $11,242,290                   7.61
UT                                   22                      $2,209,775                   1.49
VT                                    2                        $178,762                   0.12
VA                                   21                      $2,252,412                   1.52
WA                                   57                      $6,695,204                   4.53
WV                                   12                        $699,659                   0.47
WI                                   49                      $3,445,533                   2.33
WY                                    1                         $62,979                   0.04
==============================================================================================
                                  1,677                    $147,814,445                 100.00


==============================================================================

==============================================================================

                                 Loan Group 2
                               Loan Subgroup 2B


FICO Ranges



                                                                                    % Of Aggregate
FICO Range                  Number of Loans             Principal Balance        Principal Balance
--------------------------------------------------------------------------------------------------

761 - 780                             2                        $140,958                   0.10
741 - 760                             2                        $271,536                   0.18
721 - 740                             5                        $384,133                   0.26
701 - 720                            12                      $1,019,909                   0.69
681 - 700                            28                      $2,856,693                   1.93
661 - 680                            56                      $5,807,455                   3.93
641 - 660                           113                     $10,325,943                   6.99
621 - 640                           128                     $10,591,349                   7.17
601 - 620                           217                     $19,840,718                  13.42
581 - 600                           208                     $18,912,958                  12.80
561 - 580                           274                     $24,699,185                  16.71
541 - 560                           216                     $19,211,409                  13.00
521 - 540                           199                     $16,701,535                  11.30
501 - 520                           138                     $10,606,502                   7.18
500 or Less                          52                      $4,925,835                   3.33
NOT SCORED                           27                      $1,518,327                   1.03
==================================================================================================
                                  1,677                    $147,814,445                 100.00


Property Type


                                                                                    % Of Aggregate
Description                 Number of Loans             Principal Balance        Principal Balance
--------------------------------------------------------------------------------------------------

SINGLE FAMILY RESIDENCE           1,382                    $120,582,595                  81.58
PLANNED UNIT DEVELOPMENT            102                     $12,162,268                   8.23
LOW RISE CONDOMINIUM                 64                      $4,552,394                   3.08
MANUFACTURED HOUSING                 66                      $4,340,933                   2.94
TWO FAMILY RESIDENCE                 43                      $3,973,564                   2.69
THREE FAMILY RESIDENCE               10                      $1,067,009                   0.72
FOUR FAMILY RESIDENCE                 8                        $919,970                   0.62
HIGH RISE CONDOMINIUM                 2                        $215,713                   0.15
                                  1,677                    $147,814,445                 100.00


==============================================================================

==============================================================================



                                 Loan Group 2
                               Loan Subgroup 2B

Loan Purpose


                                                                                    % Of Aggregate
Description                 Number of Loans             Principal Balance        Principal Balance
--------------------------------------------------------------------------------------------------
REFINANCE - CASH-OUT                861                     $75,571,436                  51.13
PURCHASE                            618                     $53,405,524                  36.13
REFINANCE - RATE/TERM               198                     $18,837,486                  12.74
==================================================================================================
                                  1,677                    $147,814,445                 100.00


Occupancy

                                                                                    % Of Aggregate
Occupancy Type              Number of Loans             Principal Balance        Principal Balance
--------------------------------------------------------------------------------------------------

PRIMARY RESIDENCE                 1,550                    $139,954,985                  94.68
INVESTMENT PROPERTY                 115                      $6,689,473                   4.53
SECOND HOME                          12                      $1,169,986                   0.79
==================================================================================================
                                  1,677                    $147,814,445                 100.00


Document Type

                                                                                    % Of Aggregate
Document Type               Number of Loans             Principal Balance        Principal Balance
--------------------------------------------------------------------------------------------------

FULL DOC                          1,291                    $113,926,449                  77.07
STATED                              333                     $29,144,210                  19.72
SIMPLE                               53                      $4,743,787                   3.21
==================================================================================================
                                  1,677                    $147,814,445                 100.00


Gross Margin


Range of Gross                                                                      % Of Aggregate
Margins (%)                 Number of Loans             Principal Balance        Principal Balance
--------------------------------------------------------------------------------------------------

2.001 - 3.000                         2                        $112,385                   0.08
3.001 - 4.000                         5                        $591,787                   0.40
4.001 - 5.000                        44                      $4,479,753                   3.03
5.001 - 6.000                       423                     $39,114,551                  26.46
6.001 - 7.000                       827                     $70,134,355                  47.45
7.001 - 8.000                       332                     $29,546,436                  19.99
8.001 - 9.000                        36                      $3,257,774                   2.20
9.001 - 10.000                        8                        $577,404                   0.39
==================================================================================================
                                  1,677                    $147,814,445                 100.00

==============================================================================

                                    Page 7


==============================================================================

                                 Loan Group 2
                               Loan Subgroup 2B


Next Rate Adjustment Date


Next Rate Adjustment                                                                % Of Aggregate
Date                        Number of Loans             Principal Balance        Principal Balance
--------------------------------------------------------------------------------------------------

04/03                               471                     $43,414,527                  29.37
05/03                               528                     $46,073,938                  31.17
06/03                               369                     $31,462,012                  21.28
07/03                                65                      $5,400,868                   3.65
08/03                                83                      $7,539,381                   5.10
09/03                               161                     $13,923,719                   9.42
==================================================================================================
                                  1,677                    $147,814,445                 100.00


Range of Months to Roll


                                                                                    % Of Aggregate
Month Number Range          Number of Loans             Principal Balance        Principal Balance
--------------------------------------------------------------------------------------------------

0 - 6                             1,677                    $147,814,445                 100.00
==================================================================================================
                                  1,677                    $147,814,445                 100.00


Lifetime Rate Cap


Range of Lifetime                                                                   % Of Aggregate
Rate Caps (%)               Number of Loans             Principal Balance        Principal Balance
--------------------------------------------------------------------------------------------------

11.501 - 12.000                       1                        $127,965                   0.09
12.501 - 13.000                       3                        $464,717                   0.31
13.001 - 13.500                       5                        $613,838                   0.42
13.501 - 14.000                       6                        $724,895                   0.49
14.001 - 14.500                      19                      $2,419,271                   1.64
14.501 - 15.000                      35                      $4,137,169                   2.80
15.001 - 15.500                      65                      $7,539,786                   5.10
15.501 - 16.000                     178                     $18,577,316                  12.57
16.001 - 16.500                     253                     $26,596,369                  17.99
16.501 - 17.000                     325                     $28,245,626                  19.11
17.000 - 17.500                     259                     $21,577,746                  14.60
17.501 - 18.000                     228                     $16,961,295                  11.47
18.001 - 18.500                     115                      $7,976,997                   5.40
18.501 - 19.000                      85                      $5,743,048                   3.89
19.001 - 19.500                      50                      $3,348,995                   2.27
19.501 - 20.000                      28                      $1,712,397                   1.16
20.001+                              22                      $1,047,014                   0.71
==================================================================================================
                                  1,677                    $147,814,445                 100.00


==============================================================================

==============================================================================

                                 Loan Group 2
                               Loan Subgroup 2B


Initial Periodic Rate Cap


Initial Periodic Rate                                                               % Of Aggregate
Cap  (%)                    Number of Loans             Principal Balance        Principal Balance
--------------------------------------------------------------------------------------------------

1.000                                31                      $3,231,785                   2.19
1.500                             1,209                    $104,128,552                  70.45
2.000                                 5                        $444,344                   0.30
3.000                               432                     $40,009,765                  27.07
==================================================================================================
                                  1,677                    $147,814,445                 100.00


Subsequent Periodic Rate Cap


Subsequent Periodic                                                                 % Of Aggregate
Rate Cap  (%)               Number of Loans             Principal Balance        Principal Balance
--------------------------------------------------------------------------------------------------

1.000                               469                     $43,044,443                 29.12
1.500                             1,205                    $104,375,079                 70.61
2.000                                 3                        $394,922                  0.27
==================================================================================================
                                  1,677                    $147,814,445                100.00


==============================================================================

==============================================================================

                                 Loan Group 2
                               Loan Subgroup 2B


Lifetime Rate Floor


Range of Lifetime Rate                                                              % Of Aggregate
Floors (%)                  Number of Loans             Principal Balance        Principal Balance
--------------------------------------------------------------------------------------------------

5.001 - 6.000                        13                      $1,215,418                   0.82
6.001 - 7.000                        24                      $2,479,884                   1.68
7.001 - 8.000                        46                      $5,009,994                   3.39
8.001 - 9.000                       195                     $22,014,998                  14.89
9.001 - 10.000                      513                     $50,268,876                  34.01
10.001 - 11.000                     540                     $43,077,889                  29.14
11.001 - 12.000                     234                     $16,793,517                  11.36
12.001 - 13.000                      90                      $5,892,073                   3.99
13.001 - 14.000                      14                        $745,086                   0.50
14.001 - 15.000                       5                        $183,658                   0.12
15.001 - 16.000                       3                        $133,054                   0.09
==================================================================================================
                                  1,677                    $147,814,445                 100.00


==============================================================================

==============================================================================

                                   EXHIBIT 2



  THE                                                                                                 Distribution Date   3/25/03
BANK OF
  NEW
 YORK

5 Penn Plaza, 16th Floor
New York, NY 10001


Attn: Courtney Bartholomew                                                          CWABS, INC.
212-328-7569                                                                Asset-Backed Certificates
                                                                                    Series 2000-2

                                                                 Certificateholder Monthly Distribution Summary


                                                  Certificate                         Pass
                                      Class          Rate          Beginning        Through       Principal       Interest
Class                 Cusip        Description       Type           Balance          Rate (%)   Distribution    Distribution
-----------------------------------------------------------------------------------------------------------------------------

AF-1                126671HN9       Senior        Fix-30/360              0.00      8.180000            0.00          0.00
AF-2                126671HP4       Senior        Fix-30/360              0.00      8.210000            0.00          0.00
AF-3                126671HQ2       Senior        Fix-30/360     40,844,346.53      8.460000    4,457,335.34    287,952.64
AF-4                126671HR0       Senior        Fix-30/360     22,550,000.00      8.730000            0.00    164,051.25
AF-5                126671HS8       Senior        Fix-30/360     30,000,000.00      8.120000            0.00    203,000.00
AV-1                126671HW9       Senior        Var-Act/360    72,703,049.10      1.566250    5,917,224.02     88,566.45
AV-2                126671JH0       Senior        Var-Act/360    82,923,019.61      1.546250    5,957,699.43     99,726.45
AV3-1               126671JA5       Senior        Var-Act/360       918,698.72      1.686250       61,649.92      1,204.90
AV3-2               126671JG2       Senior        Var-Act/360     4,396,049.50      1.586250      328,086.14      5,423.63

MF-1                126671HT6       Mezzanine     Fix-30/360      9,000,000.00      8.550000            0.00     64,125.00
MF-2                126671HU3       Mezzanine     Fix-30/360      9,000,000.00      9.000000            0.00     67,500.00
BF                  126671HV1       Junior        Fix-30/360      9,000,000.00      9.930000            0.00     74,475.00
MV-1                126671HX7       Mezzanine     Var-Act/360    60,000,000.00      1.876250            0.00     87,558.33
MV-2                126671HY5       Mezzanine     Var-Act/360    45,000,000.00      2.236250            0.00     78,268.75
BV                  126671HZ2       Junior        Var-Act/360    35,000,000.00      3.386250            0.00     92,181.25
MV3-1               126671JB3       Mezzanine     Var-Act/360     3,372,000.00      1.926250            0.00      5,051.91
MV3-2               126671JC1       Mezzanine     Var-Act/360     2,529,000.00      2.366250            0.00      4,654.41
BV-3                126671JD9       Junior        Var-Act/360     1,968,520.00      3.436250            0.00      5,261.14
BF-IO               NA              Junior        Fix-30/360              0.00      0.000000            0.00          0.88
BV-IO               NA              Junior        Fix-30/360              0.00      0.000000            0.00    963,278.83
BV3-IO              NA              Junior        Fix-30/360              0.00      0.000000            0.00     85,039.01
=============================================================================================================================

Totals                                                          429,204,683.46                 16,721,994.85  2,377,319.83


                                   Current                         Cumulative
                     Total        Realized          Ending          Realized
Class            Distribution      Losses           Balance          Losses
------------------------------------------------------------------------------
AF-1                     0.00        0.00                  0.00       0.00
AF-2                     0.00        0.00                  0.00       0.00
AF-3             4,745,287.98        0.00         36,387,011.19       0.00
AF-4               164,051.25        0.00         22,550,000.00       0.00
AF-5               203,000.00        0.00         30,000,000.00       0.00
AV-1             6,005,790.47        0.00         66,785,825.07       0.00
AV-2             6,057,425.87        0.00         76,965,320.19       0.00
AV3-1               62,854.82        0.00            857,048.81       0.00
AV3-2              333,509.77        0.00          4,067,963.35       0.00

MF-1                64,125.00        0.00          9,000,000.00       0.00
MF-2                67,500.00        0.00          9,000,000.00       0.00
BF                  74,475.00        0.00          9,000,000.00       0.00
MV-1                87,558.33        0.00         60,000,000.00       0.00
MV-2                78,268.75        0.00         45,000,000.00       0.00
BV                  92,181.25        0.00         35,000,000.00       0.00
MV3-1                5,051.91        0.00          3,372,000.00       0.00
MV3-2                4,654.41        0.00          2,529,000.00       0.00
BV-3                 5,261.14        0.00          1,968,520.00       0.00
BF-IO                    0.88        0.00                  0.00       0.00
BV-IO              963,278.83        0.00                  0.00       0.00
BV3-IO              85,039.01        0.00                  0.00       0.00
==============================================================================

Totals          19,099,314.67        0.00        412,482,688.61       0.00


For Class BF-IO the interest distribution of $.88 includes the following amounts:
$.88 investment earnings for the fixed carryover reserve fund and $0.00 monthly interest distribution.
For Class BVI the interest distribution of $963,278.83 includes the following amounts:
$.88 investment earnings for the adjustable carryover reserve fund and $963,277.95 monthly interest distribution. For Class B3I the interest distribution of $85,039.01 includes the following amounts:
$.88 investment earnings for the adjustable carryover reserve fund and $85,038.13 monthly interest distribution.

Effective with the January 27, 2003 Distribution Date, Countrywide Home Loans has changed the method it utilizes to calculate delinquencies from the MBA method to the OTS method. Under the OTS method, a loan is considered delinquent if a monthly payment has not been received by the close of business on the loan's due date in the following month. Under the MBA method, a loan would be considered delinquent if the payment had not been received by the end of the day immediately preceding the loan's next due date (generally the last day of the month which the payment was due). The cut-off date for information under both methods is as of the end of the calendar month.


  THE                                                                                                 Distribution Date   3/25/03
BANK OF
  NEW
 YORK

5 Penn Plaza, 16th Floor
New York, NY 10001


Attn: Courtney Bartholomew                                                          CWABS, INC.
212-328-7569                                                                Asset-Backed Certificates
                                                                                    Series 2000-2

                                                                           Principal Distribution Detail


                                  Original         Beginning       Scheduled                       Unscheduled          Net
                                 Certificate      Certificate      Principal       Accretion       Principal         Principal
Class             Cusip            Balance          Balance       Distribution     Principal       Adjustments      Distribution
----------------------------------------------------------------------------------------------------------------------------------

AF-1            126671HN9     139,679,000.00             0.00            0.00        0.00             0.00                  0.00
AF-2            126671HP4      38,323,000.00             0.00            0.00        0.00             0.00                  0.00
AF-3            126671HQ2      42,448,000.00    40,844,346.53    4,457,335.34        0.00             0.00          4,457,335.34
AF-4            126671HR0      22,550,000.00    22,550,000.00            0.00        0.00             0.00                  0.00
AF-5            126671HS8      30,000,000.00    30,000,000.00            0.00        0.00             0.00                  0.00
AV-1            126671HW9     460,000,000.00    72,703,049.10    5,917,224.02        0.00             0.00          5,917,224.02
AV-2            126671JH0     400,000,000.00    82,923,019.61    5,957,699.43        0.00             0.00          5,957,699.43
AV3-1           126671JA5       9,373,000.00       918,698.72       61,649.92        0.00             0.00             61,649.92
AV3-2           126671JG2      38,967,000.00     4,396,049.50      328,086.14        0.00             0.00            328,086.14
----------------------------------------------------------------------------------------------------------------------------------
MF-1            126671HT6       9,000,000.00     9,000,000.00            0.00        0.00             0.00                  0.00
MF-2            126671HU3       9,000,000.00     9,000,000.00            0.00        0.00             0.00                  0.00
BF              126671HV1       9,000,000.00     9,000,000.00            0.00        0.00             0.00                  0.00
MV-1            126671HX7      60,000,000.00    60,000,000.00            0.00        0.00             0.00                  0.00
MV-2            126671HY5      45,000,000.00    45,000,000.00            0.00        0.00             0.00                  0.00
BV              126671HZ2      35,000,000.00    35,000,000.00            0.00        0.00             0.00                  0.00
MV3-1           126671JB3       3,372,000.00     3,372,000.00            0.00        0.00             0.00                  0.00
MV3-2           126671JC1       2,529,000.00     2,529,000.00            0.00        0.00             0.00                  0.00
BV-3            126671JD9       1,968,520.00     1,968,520.00            0.00        0.00             0.00                  0.00
BF-IO              NA                   0.00             0.00            0.00        0.00             0.00                  0.00
BV-IO              NA                   0.00             0.00            0.00        0.00             0.00                  0.00
BV3-IO             NA                   0.00             0.00            0.00        0.00             0.00                  0.00
==================================================================================================================================

Totals                      1,356,209,520.00   429,204,683.46   16,721,994.85        0.00             0.00         16,721,994.85


                Current         Ending             Ending
               Realized        Certificate       Certificate
Class           Losses          Balance            Factor
------------------------------------------------------------

AF-1              0.00                0.00     0.00000000000
AF-2              0.00                0.00     0.00000000000
AF-3              0.00       36,387,011.19     0.85721379547
AF-4              0.00       22,550,000.00     1.00000000000
AF-5              0.00       30,000,000.00     1.00000000000
AV-1              0.00       66,785,825.07     0.14518657625
AV-2              0.00       76,965,320.19     0.19241330046
AV3-1             0.00          857,048.81     0.09143804604
AV3-2             0.00        4,067,963.35     0.10439508698

MF-1              0.00        9,000,000.00     1.00000000000
MF-2              0.00        9,000,000.00     1.00000000000
BF                0.00        9,000,000.00     1.00000000000
MV-1              0.00       60,000,000.00     1.00000000000
MV-2              0.00       45,000,000.00     1.00000000000
BV                0.00       35,000,000.00     1.00000000000
MV3-1             0.00        3,372,000.00     1.00000000000
MV3-2             0.00        2,529,000.00     1.00000000000
BV-3              0.00        1,968,520.00     1.00000000000
BF-IO             0.00                0.00     0.00000000000
BV-IO             0.00                0.00     0.00000000000
BV3-IO            0.00                0.00     0.00000000000
============================================================

Totals            0.00      412,482,688.61


  THE                                                                                                 Distribution Date:  3/25/03
BANK OF
  NEW
 YORK

5 Penn Plaza, 16th Floor
New York, NY 10001


Attn: Courtney Bartholomew                                                          CWABS, INC.
212-328-7569                                                                Asset-Backed Certificates
                                                                                    Series 2000-2

                                                                           Interest Distribution Detail



                Beginning           Pass             Accrued           Cumulative                            Total
                Certificate        Through           Optimal             Unpaid           Deferred         Interest
Class            Balance           Rate (%)          Interest          Interest           Interest            Due
---------------------------------------------------------------------------------------------------------------------
AF-1                     0.00      8.180000                0.00              0.00                0.00             0.00
AF-2                     0.00      8.210000                0.00              0.00                0.00             0.00
AF-3            40,844,346.53      8.460000          287,952.64              0.00                0.00       287,952.64
AF-4            22,550,000.00      8.730000          164,051.25              0.00                0.00       164,051.25
AF-5            30,000,000.00      8.120000          203,000.00              0.00                0.00       203,000.00
AV-1            72,703,049.10      1.566250           88,566.45              0.00                0.00        88,566.45
AV-2            82,923,019.61      1.546250           99,726.45              0.00                0.00        99,726.45
AV3-1              918,698.72      1.686250            1,204.90              0.00                0.00         1,204.90
AV3-2            4,396,049.50      1.586250            5,423.63              0.00                0.00         5,423.63
---------------------------------------------------------------------------------------------------------------------
MF-1             9,000,000.00      8.550000           64,125.00              0.00                0.00        64,125.00
MF-2             9,000,000.00      9.000000           67,500.00              0.00                0.00        67,500.00
BF               9,000,000.00      9.930000           74,475.00              0.00                0.00        74,475.00
MV-1            60,000,000.00      1.876250           87,558.33              0.00                0.00        87,558.33
MV-2            45,000,000.00      2.236250           78,268.75              0.00                0.00        78,268.75
BV              35,000,000.00      3.386250           92,181.25              0.00                0.00        92,181.25
MV3-1            3,372,000.00      1.926250            5,051.91              0.00                0.00         5,051.91
MV3-2            2,529,000.00      2.366250            4,654.41              0.00                0.00         4,654.41
BV-3             1,968,520.00      3.436250            5,261.14              0.00                0.00         5,261.14
BF-IO                    0.00      0.000000                0.00              0.00                0.00             0.00
BV-IO                    0.00      0.000000                0.00              0.00                0.00             0.00
BV3-IO                   0.00      0.000000                0.00              0.00                0.00             0.00
---------------------------------------------------------------------------------------------------------------------
Totals         429,204,683.46                      1,329,001.11              0.00                0.00     1,329,001.11




                    Net               Unscheduled
                Prepayment             Interest            Interest
Class           Int Shortfall         Adjustment            Paid
----------------------------------------------------------------------

AF-1                   0.00                 0.00                  0.00
AF-2                   0.00                 0.00                  0.00
AF-3                   0.00                 0.00            287,952.64
AF-4                   0.00                 0.00            164,051.25
AF-5                   0.00                 0.00            203,000.00
AV-1                   0.00                 0.00             88,566.45
AV-2                   0.00                 0.00             99,726.45
AV3-1                  0.00                 0.00              1,204.90
AV3-2                  0.00                 0.00              5,423.63
----------------------------------------------------------------------
MF-1                   0.00                 0.00             64,125.00
MF-2                   0.00                 0.00             67,500.00
BF                     0.00                 0.00             74,475.00
MV-1                   0.00                 0.00             87,558.33
MV-2                   0.00                 0.00             78,268.75
BV                     0.00                 0.00             92,181.25
MV3-1                  0.00                 0.00              5,051.91
MV3-2                  0.00                 0.00              4,654.41
BV-3                   0.00                 0.00              5,261.14
BF-IO                  0.00                 0.00                  0.88
BV-IO                  0.00                 0.00            963,278.83
BV3-IO                 0.00                 0.00             85,039.01
----------------------------------------------------------------------
Totals                 0.00                 0.00          2,377,319.83


                                    Page 3





  THE                                                                                         Distribution Date   3/25/03
BANK OF
  NEW
 YORK

5 Penn Plaza, 16th Floor
New York, NY 10001


Attn: Courtney Bartholomew                                                          CWABS, INC.
212-328-7569                                                                Asset-Backed Certificates
                                                                                    Series 2000-2


                                                                           Current Payment Information
                                                                                Factors per $1,000

                                      Original              Beginning Cert.
                                     Certificate              Notional             Principal              Interest
Class              Cusip               Balance                 Balance            Distribution          Distribution
-------------------------------------------------------------------------------------------------------------------------
AF-1             126671HN9         139,679,000.00             0.000000000           0.000000000           0.000000000
AF-2             126671HP4          38,323,000.00             0.000000000           0.000000000           0.000000000
AF-3             126671HQ2          42,448,000.00           962.220753157         105.006957689           6.783656310
AF-4             126671HR0          22,550,000.00         1,000.000000000           0.000000000           7.275000000
AF-5             126671HS8          30,000,000.00         1,000.000000000           0.000000000           6.766666667
AV-1             126671HW9         460,000,000.00           158.050106734          12.863530486           0.192535762
AV-2             126671JH0         400,000,000.00           207.307549031          14.894248567           0.249316120
AV3-1            126671JA5           9,373,000.00            98.015440472           6.577394429           0.128549973
AV3-2            126671JG2          38,967,000.00           112.814676430           8.419589448           0.139185107
-------------------------------------------------------------------------------------------------------------------------
MF-1             126671HT6           9,000,000.00         1,000.000000000           0.000000000           7.125000000
MF-2             126671HU3           9,000,000.00         1,000.000000000           0.000000000           7.500000000
BF               126671HV1           9,000,000.00         1,000.000000000           0.000000000           8.275000000
MV-1             126671HX7          60,000,000.00         1,000.000000000           0.000000000           1.459305556
MV-2             126671HY5          45,000,000.00         1,000.000000000           0.000000000           1.739305556
BV               126671HZ2          35,000,000.00         1,000.000000000           0.000000000           2.633750000
MV3-1            126671JB3           3,372,000.00         1,000.000000000           0.000000000           1.498194444
MV3-2            126671JC1           2,529,000.00         1,000.000000000           0.000000000           1.840416667
BV-3             126671JD9           1,968,520.00         1,000.000000000           0.000000000           2.672638889
BF-IO               NA                       0.00             0.000000000           0.000000000           0.000000000
BV-IO               NA                       0.00             0.000000000           0.000000000           0.000000000
BV3-IO              NA                       0.00             0.000000000           0.000000000           0.000000000
=========================================================================================================================

Totals                           1,356,209,520.00           316.473728528          12.329949468           1.752914867


                     Ending Cert.          Pass
                       Notional           Through
Class                  Balance             Rate (%)
---------------------------------------------------

AF-1                 0.000000000          8.180000
AF-2                 0.000000000          8.210000
AF-3               857.213795467          8.460000
AF-4             1,000.000000000          8.730000
AF-5             1,000.000000000          8.120000
AV-1               145.186576248          1.566250
AV-2               192.413300465          1.546250
AV3-1               91.438046043          1.686250
AV3-2              104.395086982          1.586250

MF-1             1,000.000000000          8.550000
MF-2             1,000.000000000          9.000000
BF               1,000.000000000          9.930000
MV-1             1,000.000000000          1.876250
MV-2             1,000.000000000          2.236250
BV               1,000.000000000          3.386250
MV3-1            1,000.000000000          1.926250
MV3-2            1,000.000000000          2.366250
BV-3             1,000.000000000          3.436250
BF-IO                0.000000000          0.000000
BV-IO                0.000000000          0.000000
BV3-IO               0.000000000          0.000000
===================================================

Totals            304.143779060

                                    Page 4




  THE
BANK OF
  NEW
 YORK

5 Penn Plaza, 16th Floor
New York, NY 10001


Attn: Courtney Bartholomew                                      CWABS, INC.
212-328-7569                                             Asset-Backed Certificates
                                                                Series 2000-2

     Pool Level Data
     Distribution Date                                                                                      3/25/03
     Cut-off Date                                                                                            5/1/00
     Determination Date                                                                                      3/1/03
     Accrual Period 30/360                            Begin                                                  2/1/03
                                                      End                                                    3/1/03
     Number of Days in 30/360 Accrual Period                                                                     30

     Accrual Period Actual Days                       Begin                                                 2/25/03
                                                      End                   3/25/03
     Number of Days in Actual Accrual Period                                                                     28


-------------------------------------------------------------------------------
                         Collateral Information
-------------------------------------------------------------------------------
     Group 1
     -------

     Cut-Off Date Balance                                                                            300,000,000.00

     Beginning Aggregate Pool Stated Principal Balance                                               126,394,346.53
     Ending Aggregate Pool Stated Principal Balance                                                  121,937,011.19

     Beginning Aggregate Loan Count                                                                            1859
     Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                             57
     Ending Aggregate Loan Count                                                                               1802

     Beginning Weighted Average Loan Rate (WAC)                                                          10.462043%
     Ending Weighted Average Loan Rate (WAC)                                                             10.457041%

     Beginning Net Weighted Average Loan Rate                                                             9.962043%
     Ending Net Weighted Average Loan Rate                                                                9.957041%

     Weighted Average Maturity (WAM) (Months)                                                                   271

     Servicer Advances                                                                                   251,118.88

     Aggregate Pool Prepayment                                                                         3,558,822.99
     Pool Prepayment Rate                                                                               34.1537 CPR

     Group 2
     -------

     Cut-Off Date Balance                                                                            534,840,000.32

     Beginning Aggregate Pool Stated Principal Balance                                               156,926,528.83
     Ending Aggregate Pool Stated Principal Balance                                                  150,936,699.80

     Beginning Aggregate Loan Count                                                                            1570
     Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                             49
     Ending Aggregate Loan Count                                                                               1521


                                                              Page 1

        THE
     BANK OF
     NEW YORK

5 Penn Plaza, 16th Floor
New York, NY 10001

                                                                     CWABS, INC.
Attn: Courtney Bartholomew                                      Asset-Backed Certificates
      212-328-7569                                                   Series 2000-2

      Group 2
      --------

      Beginning Weighted Average Loan Rate (WAC)                                                         10.057511%
      Ending Weighted Average Loan Rate (WAC)                                                            10.068662%

      Beginning Net Weighted Average Loan Rate                                                            9.556007%
      Ending Net Weighted Average Loan Rate                                                               9.567099%

      Weighted Average Maturity (WAM) (Months)                                                                  325

      Servicer Advances                                                                                  398,363.69

      Aggregate Pool Prepayment                                                                        4,539,292.58
      Pool Prepayment Rate                                                                              36.8557 CPR

      Group 3
      -------

      Cut-Off Date Balance                                                                           465,160,000.34

      Beginning Aggregate Pool Stated Principal Balance                                              153,699,539.76
      Ending Aggregate Pool Stated Principal Balance                                                 147,814,445.34

      Beginning Aggregate Loan Count                                                                           1740
      Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                            63
      Ending Aggregate Loan Count                                                                              1677

      Beginning Weighted Average Loan Rate (WAC)                                                         10.038911%
      Ending Weighted Average Loan Rate (WAC)                                                            10.030806%

      Beginning Net Weighted Average Loan Rate                                                            9.539158%
      Ending Net Weighted Average Loan Rate                                                               9.531063%

      Weighted Average Maturity (WAM) (Months)                                                                  325

      Servicer Advances                                                                                  371,898.80

      Aggregate Pool Prepayment                                                                        4,794,688.97
      Pool Prepayment Rate                                                                              36.8352 CPR

      Group 4
      -------

      Cut-Off Date Balance                                                                            10,392,481.60

      Beginning Aggregate Pool Stated Principal Balance                                                2,293,035.13
      Ending Aggregate Pool Stated Principal Balance                                                   2,231,666.11

      Beginning Aggregate Loan Count                                                                              9
      Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                             1

                                                              Page 2


     THE
    BANK OF
    NEW YORK

5 Penn Plaza, 16th Floor
New York, NY 10001

Attn: Courtney Bartholomew                                                        CWABS, INC.
     212-328-7569                                                       Asset-Backed Certificates Series 2000-2

      Group 4
      -------

      Ending Aggregate Loan Count                                                                                 8

      Beginning Weighted Average Loan Rate (WAC)                                                          9.344838%
      Ending Weighted Average Loan Rate (WAC)                                                             9.364110%

      Beginning Net Weighted Average Loan Rate                                                            8.844838%
      Ending Net Weighted Average Loan Rate                                                               8.864110%

      Weighted Average Maturity (WAM) (Months)                                                                  316

      Servicer Advances                                                                                    3,771.56

      Aggregate Pool Prepayment                                                                           59,606.37
      Pool Prepayment Rate                                                                              27.1164 CPR

      Group 5
      -------

      Cut-Off Date Balance                                                                            45,817,038.40

      Beginning Aggregate Pool Stated Principal Balance                                               11,874,899.69
      Ending Aggregate Pool Stated Principal Balance                                                  11,546,532.65

      Beginning Aggregate Loan Count                                                                            131
      Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                             4
      Ending Aggregate Loan Count                                                                               127

      Beginning Weighted Average Loan Rate (WAC)                                                          9.747264%
      Ending Weighted Average Loan Rate (WAC)                                                             9.753395%

      Beginning Net Weighted Average Loan Rate                                                            9.247264%
      Ending Net Weighted Average Loan Rate                                                               9.253395%

      Weighted Average Maturity (WAM) (Months)                                                                  322

      Servicer Advances                                                                                   33,538.73

      Aggregate Pool Prepayment                                                                          277,712.59
      Pool Prepayment Rate                                                                              28.0059 CPR



      Certificate Account

      Beginning Balance                                                                                        0.00

                                                              Page 3


     THE
   BANK OF
   NEW YORK

5 Penn Plaza, 16th Floor
New York, NY 10001

Attn: Courtney Bartholomew                                                             CWABS, INC.
      212-328-7569                                                       Asset-Backed Certificates Series 2000-2



      Deposit
      Payments of Interest and Principal                                                              17,389,600.12
      Liquidation Proceeds                                                                             1,882,490.40
      All Other Proceeds                                                                                       0.00
      Other Amounts                                                                                            0.00
                                                                                                     ---------------
      Total Deposits                                                                                  19,272,090.52

      Withdrawals
      Reimbursement of Servicer Advances                                                                       0.00
      Payment of Master Servicer Fees                                                                    172,778.47
      Payment of Sub Servicer Fees                                                                           204.08
      Payment of Other Fees                                                                                    0.00
      Payment of Insurance Premium(s)                                                                          0.00
      Payment of Personal Mortgage Insurance                                                                   0.00
      Other Permitted Withdrawal per the Pooling and Service Agreement                                         0.00
      Payment of Principal and Interest                                                               19,099,314.69
                                                                                                     ---------------
      Total Withdrawals                                                                               19,272,297.24

      Ending Balance                                                                                        -206.72

      Prepayment Compensation
      Total Gross Prepayment Interest Shortfall                                                           15,216.68
      Compensation for Gross PPIS from Servicing Fees                                                     15,216.68
      Other Gross PPIS Compensation                                                                            0.00
                                                                                                     ---------------
      Total Net PPIS (Non-Supported PPIS)                                                                      0.00

      Master Servicing Fees Paid                                                                         172,778.47
                                                                                                     ---------------
      Total Fees                                                                                         172,778.47

-------------------------------------------------------------------------------
                                     Delinquency Information
-------------------------------------------------------------------------------

      Group 1
      -------

                                                              Page 4


    THE
   BANK OF
   NEW YORK

5 Penn Plaza, 16th Floor
New York, NY 10001

Attn: Courtney Bartholomew                                                          CWABS, INC.
      212-328-7569                                                       Asset-Backed Certificates Series 2000-2

      Delinquency                                          30-59 Days         60-89 Days               90+ Days            Totals
      -----------                                          ----------         -----------             ---------           -------
      Scheduled Principal Balance                        5,235,867.69         1,647,282.56         7,916,698.74     14,799,848.99
      Percentage of Total Pool Balance                      4.293912%            1.350929%            6.492449%        12.137290%
      Number of Loans                                              69                   20                  120               209
      Percentage of Total Loans                             3.829079%            1.109878%            6.659267%        11.598224%

      Foreclosure
      -----------
      Scheduled Principal Balance                                                                                    8,100,764.47
      Percentage of Total Pool Balance                                                                                  6.643401%
      Number of Loans                                                                                                         122
      Percentage of Total Loans                                                                                         6.770255%

      REO
      ---
      Scheduled Principal Balance                                                                                    1,532,792.95
      Percentage of Total Pool Balance                                                                                  1.257037%
      Number of Loans                                                                                                          31
      Percentage of Total Loans                                                                                         1.720311%

      Book Value of all REO Loans                                                                                            0.00
      Percentage of Total Pool Balance                                                                                  0.000000%

      Current Realized Losses                                                                                          322,527.35
      Additional Gains (Recoveries)/Losses                                                                                   0.00
      Total Realized Losses                                                                                          6,588,843.98

      Group 2
      -------

      Delinquency                                          30-59 Days         60-89 Days               90+ Days            Totals
      -----------                                          ----------         -----------             ---------           -------
      Scheduled Principal Balance                        6,371,872.21         1,430,069.67        12,397,928.81     20,199,870.69
      Percentage of Total Pool Balance                      4.221553%            0.947463%            8.213992%        13.383008%
      Number of Loans                                              69                   16                  122               207
      Percentage of Total Loans                             4.536489%            1.051940%            8.021039%        13.609467%

      Foreclosure
      -----------
      Scheduled Principal Balance                                                                                   17,874,944.90
      Percentage of Total Pool Balance                                                                                 11.842676%
      Number of Loans                                                                                                         183
      Percentage of Total Loans                                                                                        12.031558%

      REO
      ---

      Scheduled Principal Balance                                                                                    4,680,618.36
      Percentage of Total Pool Balance                                                                                  3.101047%
      Number of Loans                                                                                                          56
      Percentage of Total Loans                                                                                         3.681788%

                                                              Page 5


   THE
 BANK OF
 NEW YORK

5 Penn Plaza, 16th Floor
New York, NY 10001

Attn: Courtney Bartholomew                                                    CWABS, INC.
      212-328-7569                                                 Asset-Backed Certificates Series 2000-2

      Book Value of all REO Loans                                                                                            0.00
      Percentage of Total Pool Balance                                                                                  0.000000%

      Current Realized Losses                                                                                          534,876.79
      Additional Gains (Recoveries)/Losses                                                                                   0.00
      Total Realized Losses                                                                                          9,803,448.18

      Group 3
      -------

      Delinquency                                          30-59 Days         60-89 Days               90+ Days            Totals
      -----------                                          ----------         -----------             ---------           -------
      Scheduled Principal Balance                        6,195,408.98         1,770,763.39        12,487,760.62     20,453,932.99
      Percentage of Total Pool Balance                      4.191342%            1.197964%            8.448268%        13.837574%
      Number of Loans                                              70                   19                  126               215
      Percentage of Total Loans                             4.174120%            1.132976%            7.513417%        12.820513%

      Foreclosure
      -----------

      Scheduled Principal Balance                                                                                   15,348,648.35
      Percentage of Total Pool Balance                                                                                 10.383727%
      Number of Loans                                                                                                         180
      Percentage of Total Loans                                                                                        10.733453%

      REO
      ---

      Scheduled Principal Balance                                                                                    4,561,321.30
      Percentage of Total Pool Balance                                                                                  3.085843%
      Number of Loans                                                                                                          54
      Percentage of Total Loans                                                                                         3.220036%

      Book Value of all REO Loans                                                                                            0.00
      Percentage of Total Pool Balance                                                                                  0.000000%

      Current Realized Losses                                                                                          392,828.84
      Additional Gains (Recoveries)/Losses                                                                                   0.00
      Total Realized Losses                                                                                          8,997,915.72

      Group 4
      -------

      Delinquency                                          30-59 Days         60-89 Days               90+ Days            Totals
      -----------                                          ----------         -----------             ---------           -------
      Scheduled Principal Balance                                0.00                   0.00                 0.00            0.00
      Percentage of Total Pool Balance                      0.000000%              0.000000%            0.000000%       0.000000%
      Number of Loans                                               0                      0                    0               0
      Percentage of Total Loans                             0.000000%              0.000000%            0.000000%       0.000000%

                                                              Page 6

   THE
 BANK OF
 NEW YORK

5 Penn Plaza, 16th Floor New
York, NY 10001

Attn: Courtney Bartholomew                                                            CWABS, INC.
      212-328-7569                                                       Asset-Backed Certificates Series 2000-2

      Foreclosure
      -----------

      Scheduled Principal Balance                                                                                      392,761.76
      Percentage of Total Pool Balance                                                                                 17.599486%
      Number of Loans                                                                                                           1
      Percentage of Total Loans                                                                                        12.500000%


      REO
      ---

      Scheduled Principal Balance                                                                                            0.00
      Percentage of Total Pool Balance                                                                                  0.000000%
      Number of Loans                                                                                                           0
      Percentage of Total Loans                                                                                         0.000000%

      Book Value of all REO Loans                                                                                            0.00
      Percentage of Total Pool Balance                                                                                  0.000000%

      Current Realized Losses                                                                                                0.00
      Additional Gains (Recoveries)/Losses                                                                                   0.00
      Total Realized Losses                                                                                                  0.00

      Group 5
      -------

      Delinquency                                          30-59 Days         60-89 Days               90+ Days            Totals
      -----------                                          ----------         -----------             ---------           -------
      Scheduled Principal Balance                          509,022.01           393,596.60         1,637,210.77      2,539,829.38
      Percentage of Total Pool Balance                      4.408440%            3.408786%           14.179242%        21.996468%
      Number of Loans                                               5                    3                   15                23
      Percentage of Total Loans                             3.937008%            2.362205%           11.811024%        18.110236%

      Foreclosure
      -----------

      Scheduled Principal Balance                                                                                      758,324.71
      Percentage of Total Pool Balance                                                                                  6.567554%
      Number of Loans                                                                                                           8
      Percentage of Total Loans                                                                                         6.299213%

      REO
      ---

      Scheduled Principal Balance                                                                                      407,512.77
      Percentage of Total Pool Balance                                                                                  3.529309%
      Number of Loans                                                                                                           6
      Percentage of Total Loans                                                                                         4.724409%

      Book Value of all REO Loans                                                                                            0.00
      Percentage of Total Pool Balance                                                                                  0.000000%

      Current Realized Losses                                                                                            1,775.77
      Additional Gains (Recoveries)/Losses                                                                                   0.00

                                                              Page 7


     THE
   BANK OF
   NEW YORK

5 Penn Plaza, 16th Floor
New York, NY 10001

Attn: Courtney Bartholomew                                                             CWABS, INC.
      212-328-7569                                                       Asset-Backed Certificates Series 2000-2

      Total Realized Losses                                                                                            580,460.44

-------------------------------------------------------------------------------
                                   Group1 Subordination Detail
-------------------------------------------------------------------------------

      Beginning Aggregate Pool Stated Principal Balance Group 1                                                    126,394,346.53
      Ending Aggregate Pool Stated Principal Balance Group 1                                                       121,937,011.19

      Beginning Aggregate Stated Certificate Principal Balance Group 1                                             120,394,346.53
      Ending Aggregate Stated Certificate Principal Balance Group 1                                                115,937,011.19

      Overcollateralization Amount Group 1                                                                           6,000,000.00
      Required Overcollateralization Amount Group 1                                                                  6,000,000.00

      Has Trigger Event Occurred                                                                                               NO

-------------------------------------------------------------------------------
                                   Group 2 Subordination Detail
-------------------------------------------------------------------------------

      Beginning Aggregate Stated Pool Principal Balance Group 2 & 3 (Subgroup
      2A & 2B)                                                                                                     310,626,068.59
      Ending Aggregate Stated Pool Principal Balance Group 2 & 3
      (Subgroup 2A & 2B)                                                                                           298,751,145.14

      Beginning Aggregate Stated Certificate Principal Balance Group 2 & 3
      (Subgroup 2A & 2B)                                                                                           295,626,068.71
      Ending Aggregate Stated Certificate Principal Balance Group 2 & 3
      (Subgroup 2A & 2B)                                                                                           283,751,145.26

      Overcollateralization Amount Group 2 & 3 (Subgroup 2A & 2B)                                                   14,999,999.88
      Required

      Overcollateralization Amount Group 2 & 3 (Subgroup 2A & 2B)                                                   15,000,000.01

      Has Trigger Event Occurred                                                                                               NO

-------------------------------------------------------------------------------
                                   Group 3 Subordination Detail
-------------------------------------------------------------------------------

      Beginning Aggregate Stated Pool Principal Balance Group 4 & 5 (Subgroup
      3A & 3B)                                                                                                      14,167,934.82
      Ending Aggregate Stated Pool Principal Balance Group 4 & 5 (Subgroup
      3A & 3B)                                                                                                      13,778,198.76

      Beginning Aggregate Stated Certificate Principal Balance Group 4& 5
      (Subgroup 3A & 3B)                                                                                            13,184,268.22
      Ending Aggregate Stated Certificate Principal Balance Group 4 & 5
      (Subgroup 3A & 3B)                                                                                            12,794,532.16

                                                              Page 8


   THE BANK OF
    NEW YORK

5 Penn Plaza, 16th Floor
New York, NY 10001

Attn: Courtney Bartholomew                                                               CWABS, INC.
      212-328-7569                                                       Asset-Backed Certificates Series 2000-2

-------------------------------------------------------------------------------
                                   Group 3 Subordination Detail
-------------------------------------------------------------------------------

      Overcollateralization Amount Group 4 & 5 (Subgroup 3A & 3B)                                                      983,666.60
      Required Overcollateralization Amount Group 4 & 5 (Subgroup 3A & 3B)                                             983,666.60

      Has Trigger Event Occurred                                                                                               NO

                                                              Page 9

